Exhibit 4.16

NOTATION OF SENIOR SUBORDINATED GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in and subject to the provisions in the Indenture dated as of November 15, 2006 (the “Indenture”) among Collect Acquisition Corp., a corporation organized under the laws of the State of Pennsylvania, the guarantors named on the signature pages thereof, and The Bank of New York, a New York banking corporation, as trustee (the “Trustee”), (a) prompt payment of the principal of, premium, if any, and accrued and unpaid interest and defaulted interest, if any, on the Notes (as defined in the Indenture) when due, whether at maturity, by acceleration, redemption or otherwise, and the prompt payment of interest on overdue principal, premium, if any, and interest and defaulted interest, if any, on the Notes (pursuant to Section 2.12 of the Indenture), if lawful (subject in all cases to any applicable grace periods provided in the Indenture and the Notes) when due, and all other obligations of the Company to the Holders or the Trustee under the Indenture and the Notes will be promptly paid in full, all in accordance with the terms of the Indenture and the Notes and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article Eleven of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each Holder of a Note, by accepting the same, agrees to and shall be bound by such provisions.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS HEREOF, each Guarantor has caused this Notation of Guarantee to be signed manually or by facsimile by its duly authorized officer.

AC FINANCIAL SERVICES, INC.
FCA FUNDING, INC.
NCOCRM FUNDING, INC.
NCO FUNDING, INC.
NCO HOLDINGS, INC. F/K/A MANAGEMENT ADJUSTMENT BUREAU FUNDING, INC.
NCO PORTFOLIO MANAGEMENT, INC. F/K/A NCPM ACQUISITION CORPORATION
NCOP FINANCING, INC.
NCO GROUP INTERNATIONAL, INC.
ALW INVESTMENT COMPANY, INC.

By:	/s/ Gail Susan Ball
Name:	Gail Ball
Title:	Vice President and Treasurer

RMH TELESERVICES ASIA PACIFIC, INC.

By:	/s/ Gail Susan Ball
Name:	Gail Ball
Title:	Vice President

NCOP SERVICES, INC.
NCOP NEVADA HOLDINGS, INC.
NCOP/MARLIN, INC.
NCOP STRATEGIC PARTNERSHIP, INC.
NCOP I, INC. D/B/A NCO PORTFOLIO MANAGEMENT
NCOP II, INC. D/B/A NCO PORTFOLIO MANAGEMENT
NCOP III, INC. D/B/A NCO PORTFOLIO MANAGEMENT
NCOP IV, INC. D/B/A NCO PORTFOLIO MANAGEMENT
NCOP V, INC. D/B/A NCO PORTFOLIO MANAGEMENT
NCOP VI, INC. D/B/A NCO PORTFOLIO MANAGEMENT
NCOP VII, INC. D/B/A NCO PORTFOLIO MANAGEMENT
NCOP VIII, LLC

By:	/s/ Al Zezulinski
Name:	Al Zezulinski
Title:	Chief Executive Officer

ASSETCARE, INC.

By:	/s/ John Schwab
Name:	John Schwab
Title:	Chief Financial Officer and Treasurer

COMPASS INTERNATIONAL SERVICES CORPORATION
NCO ACI HOLDINGS, INC. F/K/A ASSETCARE, INC.
COMPASS TELESERVICES, INC.
NCOP CAPITAL RESOURCES LLC
NCO FINANCIAL SYSTEMS, INC.
NCO TELESERVICES, INC.

By:	/s/ Steven L. Winokur
Name:	Steven L. Winokur
Title:	Executive Vice President, Chief Financial Officer and Treasurer

JDR HOLDINGS, INC.

By:	/s/ Steven L. Winokur
Name:	Steven L. Winokur
Title:	Treasurer

NCO CUSTOMER MANAGEMENT, INC. F/K/A RMH TELESERVICES, INC.

By:	/s/ Steven L. Winokur
Name:	Steven L. Winokur
Title:	Chief Financial Officer and Treasurer

NCO SUPPORT SERVICES, LLC

By:	NCO Financial Systems, Inc., its sole member

By:	/s/ Steven L. Winokur
Name:	Steven L. Winokur
Title:	Executive Vice President, Chief Financial Officer and Treasurer

FCA LEASING, INC.

By:	/s/ Steven L. Winokur
Name:	Steven L. Winokur
Title:	Assistant Secretary